UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2015

EMISPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-17758	13-3306985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey	07927
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-532-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders (the “Annual Meeting”) on May 20, 2015. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are set forth below. A more detailed description of each proposal is set forth in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 16, 2015.

Proposal No. 1 – Election of Directors. The stockholders elected both of the Board’s nominees for director, to serve a term expiring at the third succeeding annual meeting after their election or until their respective successors are duly elected and qualified, by the votes set forth in the table below:

Name	For	Against/Withheld	Broker Non-Vote
John D. Harkey, Jr.	13,754,691	156,072	21,581,355
Timothy G. Rothwell	13,766,541	144,222	21,581,355

Proposal No. 2 – Ratification of Appointment of Certified Public Accountants. The stockholders ratified, by non-binding vote, the appointment of McGladrey LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2015, by the votes set forth in the table below:

For	Against/Withheld	Abstained	Broker Non-Vote
30,360,972	4,890,887	240,259	n/a

Proposal No. 3 – Advisory Approval of Executive Compensation. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, by the votes set forth in the table below:

For	Against/Withheld	Abstained	Broker Non-Vote
12,747,047	1,040,238	123,478	21,581,355

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.

May 27, 2015	By:	/s/ Michael R. Garone
	Name:	Michael R. Garone
	Title:	Chief Financial Officer